RADIO ONE, INC., ALLUR-DETROIT, INC. and ALLUR LICENSES, INC.

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                        --------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 28, 1998

                                       to

                                    INDENTURE

                            Dated as of May 15, 1997

                                  by and among

                           RADIO ONE, INC., as Issuer

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                        --------------------------------

                                   $85,478,000

                      12% Senior Subordinate Notes Due 2004

     SECOND SUPPLEMENTAL INDENTURE dated as of December 28, 1998, by and among RADIO ONE, INC. ("ROI" or the "Company"), a Delaware corporation, ALLUR-DETROIT, INC., a Delaware corporation, ("Allur-Detroit"), ALLUR LICENSES, INC. ("Allur Licenses "), a Delaware corporation, and UNITED STATES TRUST COMPANY OF NEW YORK (the "Trustee").

     WHEREAS, the Company heretofore executed and delivered to the Trustee an Indenture dated as of May 15, 1997 (the "Indenture"), providing for the issuance of $85,478,000 aggregate principal amount of the Company's 12% Senior Subordinated Notes Due 2004 (the "Notes"); and

     WHEREAS, Allur-Detroit is a wholly owned subsidiary of ROI and Allur Licenses is a wholly owned subsidiary of Allur-Detroit; and

     WHEREAS, Allur-Detroit and Allur Licenses desire by this Second Supplemental Indenture to expressly become Subsidiary Guarantors bound by the Subsidiary Guarantee of the Securities set forth in Article 11 of the Indenture; and

     WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the Board of Directors of Allur-Detroit and Allur Licenses; and

     WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                    ARTICLE 1

                            ASSUMPTION OF OBLIGATIONS

     Section 1.01. Assumption. Allur-Detroit and Allur Licenses hereby expressly agree to become Subsidiary Guarantors of the Securities set forth in Article 11 of the Indenture and to assume all such Obligations (as such term is defined in the Indenture) as set forth in Article 11 of the Indenture. Any Notes delivered after the date of this Second Supplemental Indenture, including Notes delivered in substitution or exchange for any outstanding Notes, as provided in the Indenture, may be executed and delivered by Radio One, Inc. in its own name, with such notations, legends or endorsements required by law, stock exchange rules or usage, and each such Note shall constitute the obligation of Allur-Detroit and Allur Licenses.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

     Section 2.01. Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

     Section 2.03. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture, provided that such jurisdiction shall be non-exclusive.

     Section 2.04. Successors. All agreements of Allur-Detroit and Allur Licenses in this Second Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 2.05. Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 2.06. Effectiveness. The provisions of this Second Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee and satisfaction with all of the conditions set forth in Section 4.12 of the Indenture.

     Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Allur-Detroit and Allur Licenses, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by Allur-Detroit and Allur Licenses by corporate action or otherwise, (iii) the due execution hereof by Allur-Detroit and Allur Licenses, (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment hereby provided for, and the Trustee makes no representation with respect to any such matters.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                             RADIO ONE, INC.

                                             By:/s/ Alfred C. Liggins, III
                                                ----------------------------
                                                Name: Alfred C. Liggins, III
                                                Title:   President

                                             ALLUR-DETROIT, INC.

                                             By:/s/ Alfred C. Liggins, III
                                                ----------------------------
                                                Name: Alfred C. Liggins, III
                                                Title:   President

                                             ALLUR LICENSES, INC.

                                             By:/s/ Alfred C. Liggins, III
                                                ----------------------------
                                                Name: Alfred C. Liggins, III
                                                Title:   President

Attest:
       ----------------------------

                                             UNITED STATES TRUST COMPANY of
                                             NEW YORK, as Trustee

                                             By:/s/ Patricia Stermer
                                                ----------------------------
                                                Name: Patricia Stermer
                                                Title: Assistant Vice President